UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

Booz Allen Hamilton Holding Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 902-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Booz Allen Hamilton Inc. (the “Company”), the operating subsidiary of Booz Allen Hamilton Holding Corporation, entered in an administrative agreement with the U.S. Department of the Air Force (the “Air Force”) on April 13, 2012 (the “Agreement”). Pursuant to the terms of the Agreement, the Air Force has removed the Company’s San Antonio office from the U.S. government’s Excluded Parties List System. As a result, the Company’s San Antonio office is now eligible to compete for new contracts with the U.S. federal government.

Pursuant to the Agreement, the Company accepts responsibility for the incident that arose from the actions of a former government employee hired by the Company who inappropriately retained and shared sensitive information about a pending government procurement that occurred in the Company’s San Antonio office in 2011 and related matters. In addition, the Company has agreed to implement firm-wide enhancements to the Company’s ethics and compliance program, including future improvements identified by external advisors, to significantly mitigate the possibility of a re-occurrence of such issues. During the three-year term of the Agreement, which runs from April 13, 2012 (or, if the Air Force determines at any time during such three years that the Company is not fully compliant with the Agreement, from the reestablishment of full compliance as determined by the Air Force), the Company has agreed, among other things, to file quarterly reports with the Air Force regarding the Company’s implementation of the remedial measures and also adhere to a number of provisions relating to enhanced disclosure of employee misconduct or violations of the Company’s ethics and compliance program.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1.

The Company issued a press release announcing that it entered into the Agreement with the Air Force. A copy of the press release, dated April 13, 2012, is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

10.1	Administrative Agreement between Booz Allen Hamilton Inc. and the U.S. Department of the Air Force dated April 13, 2012.

99.1	Press Release dated April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Robert S. Osborne
Robert S. Osborne Executive Vice President and General Counsel

Date: April 13, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Administrative Agreement between Booz Allen Hamilton Inc. and the U.S. Department of the Air Force dated April 13, 2012.

99.1	Press Release dated April 13, 2012.